Item 77C

SCUDDER HIGH INCOME TRUST

The Proxy Statement on Schedule 14A for Scudder High Income Trust (File No. 811-5482), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 28, 2002.